Exhibit 99.2

FOR IMMEDIATE RELEASE

Company Contact: D. Joseph Gersuk, EVP/CFO Angela Girard MapInfo Corporation 518-285-6000 www.mapinfo.com	Investor Contact: John Heilshorn/Jody Burfening Lippert/Heilshorn & Associates 212-838-3777 jody@lhai.com	Media Contact: Carol McGarry/Lauren Arnold Schwartz Communications 781-684-0770 mapinfo@schwartz-pr.com

MapInfo Announces Preliminary First Quarter Financial Results

Troy, NY- January 6, 2003- MapInfo Corporation (NASDAQ: MAPS) today announced that, based on a preliminary review, the Company expects to report revenues of between $20.5 million and $21.0 million and a loss per share between $0.11 and $0.13 for the first fiscal quarter ended December 31, 2002.

The Company attributes the preliminary results primarily to low revenues in the Americas, reflecting longer than expected sales cycles, delays in customer procurement processes, increased budgetary pressure and reduced demand from some of the Company's communications customers.

"Despite relatively strong operating results in our international operations, business conditions in the Americas remained extremely challenging, the most challenging I have seen in my more than seven years at MapInfo, and we were unable to execute as planned," said Mark Cattini, president and chief executive officer, MapInfo. "We are in the process of further examining the facts, assessing ways to adjust our go-to-market approach to what is clearly an altered business landscape, and formulating a course of action to overcome these roadblocks in the Americas. We will discuss the broad outline of our plan to resume revenue growth and restore profitability during our first quarter earnings conference call at which time we will also provide an overview of the overall company performance and an update on our growth initiatives in aCRM and LBS."

The Company expects to report cash and marketable securities of approximately $38 million on December 31, 2002, which includes an additional $4.6 million in mortgage financing in the quarter related to the completion of its office facility in Troy, NY.

MapInfo will report final first quarter results on Tuesday, January 21, 2003 at 7:00AM(EST). The earnings conference call will be held at 8:30AM(EST) and Webcast live at www.vcall.com or www.mapinfo.com/investors.

About MapInfo

MapInfo Corporation is a global software company that integrates software, data and services to help customers realize greater value from location-based information and drive more insightful decisions. MapInfo solutions are available in 20 languages through a network of strategic partners and distribution channels in 60 countries. Headquartered in Troy, NY, MapInfo Corporation is on the World Wide Web at www.mapinfo.com.

Of Note

This press release contains forward-looking statements that involve a number of risks and uncertainties, including any statement that is not a statement of historical fact, such as statements concerning the Company's anticipated financial results, aCRM and LBS growth initiatives and business strategies. Among the important factors that could cause actual results to differ from those indicated by such forward-looking statements are: the Company's finalization of its financial results for the recently completed fiscal quarter; deteriorating economic conditions; a continuing slowdown in technology spending; a lengthening in customers' decision cycles; delays in product development schedules; pricing pressures; currency exchange rates and other international risks; reduced revenues from telecommunications companies; risks and uncertainties associated with the aCRM and LBS markets, including the continuation of the relationships between MapInfo and its partners; unanticipated problems relating to the integration of the technologies of MapInfo and its partners; the adoption rate of mobile location services by wireless providers; increases in operating expenses; a reduction in capital resources; risks and uncertainties associated with acquisitions; litigation involving the Company; and the other risk factors detailed in the Company's Annual Report on Form 10-K for fiscal 2002. MapInfo takes no responsibility to update any forward-looking statements.

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MapInfo and its products are registered trademarks of MapInfo Corporation